EXHIBIT 99.1

Annual Meeting of Shareholders

June 6, 2012

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MPR
LISTED
NYSE

MET PRO
CORPORATION

www.met-pro.com

This presentation includes forward-looking statements which
reflect the Company’s current views with respect to future
events and financial performance, but involve uncertainties that could significantly impact results. The Private Securities
Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.
Safe Harbor Statement

MPR LISTED NYSE

Continued Progress

Financial Highlights

Fiscal Year Ended 1/31

Millions ($)*	2012	2011	Change
New Order Bookings	$110.9	$ 89.9	23%
Net Sales	$100.2	$ 88.9	13%
Backlog	$ 28.4	$ 18.1	57%
Operating Income	$ 10.6	$ 9.0	18%
Net Income	$ 7.1	$ 6.1	16%
Diluted EPS	$ 0.48	$ 0.42	14%
Cash Flow from Operating Activities	$ 9.0	$ 8.6	5%

* Except per share amounts

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MPR LISTED NYSE

MET PRO CORPORATION

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Cash & Short Term Investments
Total Assets
Total Debt
Shareholders’ Equity
Millions ($)
35.3
$ 115.5
3.3
83.8
$2.39
Per Share
Debt to Equity
Ratio = 4.0%
$
$
$
Continued Progress
Strong Financial Condition

MPR
LISTED
NYSE

0.30
0.25
0.20
0.15
0.10
Dollars ($)
2009
2010
2011
2012

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$.23
$.246
$.269*
$.24
* Reflects 8% dividend increase effective October 2011
Fiscal Year Ended 1/31
21 Straight Years of Cash Dividends
Continued Progress

Continued Progress
• Grew international sales by 25% to $28 million
• Gained foothold in the aerospace market
• Penetrated South American mining market
• Established thermophyllic (high temperature) biofiltration presence in industrial biofiltration marketplace
• Positioned ourselves as supplier to new alternative energy growth platform
Market Expansion

MPR LISTED NYSE

MET PRO CORPORATION

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Continued Progress
Strobic Air® PLC Version
of Smart System™
Dean Pump® Brand
Water Pump
Duall Brand
Venturi Scrubber
Keystone Filter-Klear®
Skid Mounted Filtration Systems
Fybroc® Brand All-FRP
Multi-Stage Vertical Turbine Pump
Fybroc® Brand Private Label
Non-Metallic Valves
Product Innovation

MPR LISTED NYSE

Continued Progress

MET PRO CORPORATION

Expanding Our Capabilities

- **Enterprise Resource Planning (ERP) System**

- **New Website**

- **Testing Facilities**
  - AMCA Chamber
  - Dust Collector Test Facility

- **Product Improvement/Development**
  - Computational Fluid Dynamics (CFD) Analysis of Pumps
  - University Sponsorships

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MPR
LISTED
NYSE

"The world is constantly changing, and Met-Pro is changing with it."

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Looking Ahead

MPR LISTED NYSE

MET PRO CORPORATION

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Traditional
product push
approach
Solutions
provider
approach
within BUs
Market
served
growth
platforms
Markets Served:
•Air
•Alternative energy
•Water
•Specialty liquids
Growth Strategy is Market Focused

MPR
LISTED
NYSE

MET PRO
CORPORATION

MET PRO
CORPORATION

www.met-pro.com

Met-Pro Growth Platforms
Keystone
Mefiag
Met-Pro GPS
Met-Pro EAS
Pristine
Strobic Air
Air
Alternative Energy
Specialty Liquids
Water
Business Unit
Platform
Allow us to leverage our business unit capabilities,
but manage from a market served perspective

MPR LISTED NYSE

MET PRO CORPORATION

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 – Fourth level
 » Fifth level
Fume Hood
Exhaust & Control
Systems
Municipal, Industrial
& Commercial Water
Treatment
Dust Collection &
Product Recovery
Solutions
Air Quality &
Odor Control
Solutions
VOC Removal
Solutions
Industrial &
Residential
Filter Solutions
Industrial
Filter Systems
Process & High
Temperature
Metallic Pumps
Corrosion
Resistant
FRP Pumps
Corrosion Resistant
Thermoplastic Pumps
Engineered Solutions
Environmental, Energy & Process Improvement Solutions

MPR
LISTED
NYSE

"By charting a long-term strategy for the Company, we can continue to grow and prosper while providing long-term sustainable value for our shareholders."

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Summary

MET PRO CORPORATION

Thank You!

MPR LISTED NYSE

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